                          SCHEDULE 14A
                         (RULE 14A-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
           EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant    X
                         -----
Filed by a Party other than the Registrant
                                            -----
Check the appropriate box:
      Preliminary Proxy Statement            Confidential.  For Use of the
-----                                  ----- Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
  X   Definitive Proxy Statement
-----
      Definitive Additional Materials
-----
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
-----
                      Viewlogic Systems, Inc.
----------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X   No fee required.
-----
      Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.
-----

   (1)  Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------
   (5)  Total fee paid:
-----------------------------------------------------------------------------
       Fee paid previously with preliminary materials:
 -----
-----------------------------------------------------------------------------
       Check box if any part of the fee is offset as provided by ----- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:
-----------------------------------------------------------------------------
   (2)  Form, Schedule or Registration Statement no.:
-----------------------------------------------------------------------------
   (3)  Filing Party:
-----------------------------------------------------------------------------
   (4)  Date Filed:
-----------------------------------------------------------------------------

                     VIEWLOGIC SYSTEMS, INC.

                    293 BOSTON POST ROAD WEST
                  MARLBORO, MASSACHUSETTS 01752

          NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 13, 1997

To the Stockholders:

   The 1997 Annual Meeting of Stockholders of Viewlogic Systems, Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109, on Tuesday, May 13, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

  1. To elect two Class I Directors for the ensuing three years.

  2. To ratify the selection by the Board of Directors of Deloitte & Touche as the Company's independent auditors for 1997.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on March 19, 1997 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

  All stockholders are cordially invited to attend the meeting.

                                 By order of the Board of Directors

                                 PETER T. JOHNSON, Secretary

Marlboro, Massachusetts
April 7, 1997

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                     VIEWLOGIC SYSTEMS, INC.

                    293 BOSTON POST ROAD WEST
                  MARLBORO, MASSACHUSETTS 01752

   PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON MAY 13, 1997

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Viewlogic Systems, Inc. (the "Company" or "Viewlogic") for use at the 1997 Annual Meeting of Stockholders to be held at Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109 on Tuesday, May 13, 1997 (the "Annual Meeting") and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

   The Company's Annual Report to Stockholders for the year ended
December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 7, 1997.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM-10K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, VIEWLOGIC SYSTEMS, INC., 293 BOSTON POST ROAD WEST, MARLBORO, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

   On March 19, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 16,552,560 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 19, 1997 will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

   Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter. Shares which abstain from voting as to a particular matter will be considered as present and entitled to vote with respect to a particular matter but will not be counted as shares voting on such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below, (iii) any person known to the Company to be the beneficial owner of more than five percent of its Common Stock, and (iv) all directors and executive officers of the Company as a group.

  The number of shares of Common Stock beneficially owned by each director or executive officer is determined under rules of the
Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                     SHARES OF
                                   COMMON STOCK      PERCENTAGE OF
                                   BENEFICIALLY      COMMON STOCK
      NAME                             OWNED          OUTSTANDING
      ----                         ------------      -------------
Alain J. Hanover^                      423,177(1)           2.58%
Gregory T. George^                      30,092(2)             *
William J. Herman^                     205,144(3)           1.25%
Gordon B. Hoffman^                      25,366(4)             *
Larry E. Reeder^                        36,821(5)             *
Gregory A. White^                       20,900(6)             *
Allyn C. Woodward, Jr.^                 20,000(7)             *
Harold E. Julsen                        29,000(8)             *
Lawrence M. Rubin                      138,542(9)             *
Richard G. Lucier                       52,294(10)            *
David L. Babson & Co., Inc.          1,718,100(11)         10.47%
 One Memorial Drive
 Cambridge, MA 02142
State of Wisconsin                   1,608,000(12)          9.80%
 Investment Board
 P.O. Box 7842
 Madison, WI 53707
Pioneering Management Corporation    1,108,000(13)          6.75%
    60 State Street
    Boston, MA 02109
All directors and executive          1,108,444(14)          6.76%
 officers as a group (15 persons)
--------------

    *   Represents holdings of less than one percent.
    ^   Director of the Company.
   (1) Includes 307,734 shares of Common Stock which Mr. Hanover has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Includes an aggregate of 34,900 shares of Common Stock held by Mr. Hanover's wife and in trust for his children and as to which Mr. Hanover disclaims beneficial ownership.
   (2) Includes 30,000 shares of Common Stock which Mr. George has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Excludes an aggregate of 758,901 shares held by the Technology Funding Entities, 2000 Alameda De Las Puelgas, San Mateo, California 94403. Mr. George, a general partner or executive officer of each of the Technology Funding Entities, may be deemed to be a beneficial owner of the shares held by the Technology Funding Entities.
   (3) Includes 96,250 shares of Common Stock which Mr. Herman has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Includes an aggregate of 14,914 shares of Common Stock held by Mr. Herman's spouse and in trust for his children as to which Mr. Herman disclaims beneficial ownership.
   (4) Includes 25,000 shares of Common Stock which Mr. Hoffman has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.
   (5) Includes 30,000 shares of Common Stock which Mr. Reeder has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.
   (6) Represents 20,900 shares of Common Stock owned by the Massachusetts Pension Reserves Investment Management Board, of which Mr. White is the Executive Director. Mr. White disclaims beneficial ownership of such shares.
   (7) Represents 20,000 shares of Common Stock which Mr. Woodward has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

                             5

   (8) Includes 25,000 shares of Common Stock which Mr. Julsen has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.
   (9) Includes 110,000 shares of Common Stock which Mr. Rubin has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Includes 3,000 shares of Common Stock held in trust for Mr. Rubin's children as to which Mr. Rubin disclaims beneficial ownership.
  (10) Includes 51,625 shares of Common Stock which Mr. Lucier has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.
  (11) Based on the most recent Schedule 13G for David L. Babson & Co., Inc. dated February, 1997. Includes 947,600 shares with respect to which voting power is shared.
  (12) Based on the most recent Schedule 13G for State of Wisconsin Investment Board dated January, 1997.
  (13) Based on the most recent Schedule 13G for Pioneering Management Corporation dated January, 1997. Includes 1,058,000 shares with respect to which dispositive power is shared.
  (14) Includes an aggregate of 809,082 shares of Common Stock which executive officers and directors have the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

                      ELECTION OF DIRECTORS

   The Company has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors serve until the annual meetings of stockholders to be held in 1997, 1999 and 1998, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Mr. Hanover, a Class I Director, will not stand for reelection. To comply with the Company's By-laws regarding the classification of Directors, Mr. Woodward was reclassified from a Class III Director to a Class I Director. Upon the expiration of Mr. Hanover's current term of office, which ends on the date of the Annual Meeting, the Board of Directors will consist of two Class I Directors, two Class II Directors and two Class III Directors.

   The persons named in the enclosed proxy will vote to elect as directors William J. Herman and Allyn C. Woodward, Jr., the Class I nominees named below, unless the proxy is marked otherwise. If a shareholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the two Class I director nominees named below, each of whom is currently a member of the Board of Directors of the Company.

   Each Class I Director will be elected to hold office until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Both nominees have indicated their willingness to serve, if elected; however, if either nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

  There are no family relationships between or among any officers or directors of the Company.

   Set forth below are the name and age of each member of the Board of Directors (including those who are nominees for election as Class I directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.


  NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2000 (CLASS I DIRECTORS)

  WILLIAM J. HERMAN, age 37, became a director in 1992

  Mr. Herman has served as President and Chief Executive Officer of the Company since January 1997, as President and Chief
  Operating  Officer of the Company from January 1996 to  January
  1997  and  as  Executive

  Vice President  and  Chief  Operating
  Officer of the Company from March 1995 to January 1996. Previously, he served as Senior Vice President of Engineering of the Company from May 1991 to November 1992 and as Vice President of Engineering of the Company from 1988 to 1991. From February 1994 to March 1995, Mr. Herman was President of Silerity, Inc., a computer aided engineering software company. Mr. Herman served as President of Scopus Technology, Inc., a computer software company, from November 1992 to February 1994.

  ALLYN C. WOODWARD, Jr., age 56, became a director in 1996

  Mr. Woodward has served as President, a member of the Executive Committee and the Board of Directors of Adams, Harkness & Hill, Inc., an independent institutional research, brokerage and investment banking firm, since June 1995. From April 1990 to April 1995, Mr. Woodward initially served as Executive Vice President, Manager and co-founder of Silicon Valley Bank and more recently served as Senior Executive Vice President and Chief Operating Officer. Mr. Woodward serves as a director of Cayenne Software, Inc.


    DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS III DIRECTORS)

  GREGORY T. GEORGE, age 48, became a director in 1989

  Mr. George has served as Vice President of Technology Funding, Inc. and General Partner of Technology Funding Ltd., the general partners of the Technology Funding Entities, private equity funds, since 1986. He also serves as a director of Wasatch Education Systems Corporation.

  GORDON B. HOFFMAN, age 53, became a director in 1992

  Mr.  Hoffman  has served as Group Vice President,  Software  of the Company since February 1997. He served as a Director and President and Chief Executive Officer of Eagle Design Automation, Inc., a software development company, from September 1994 until February 1997. He was a partner of Technologies and Transitions Corporation, a consulting company from 1991 to 1994. From 1987 to 1991 he served as the Director of Systems Engineering Programs of Mentor Graphics Corporation.


     DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)

  LARRY E. REEDER, age 59, became a director in 1988

  Mr. Reeder is a private investor. He served as General Partner of private equity funds of DLJ Capital Corporation from 1980 to August 1994. He served as President and Chief Executive Officer of Kendall Square Research Corporation, a computer manufacturer, from August to September 1994.

  GREGORY A. WHITE, age 37, became a director in 1996

  Mr. White has served as the Executive Director of the Massachusetts Pension Reserves Investment Management Board since 1994. From 1992 to 1994 he served as a member of the Board of Trustees of the Massachusetts Pension Reserves Investment Management Board. From 1990 to 1993, Mr. White was a Principal and Vice President of UNC Partners, Inc., a venture capital fund.


BOARD AND COMMITTEE MEETINGS

   The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met three times during 1996 to review the effectiveness  of the auditors during the annual  audit  and  the adequacy  of
financial  statement disclosures,  to  discuss  the
Company's internal control policies and procedures and to consider and recommend the selection of the Company's independent accountants. The members of the Audit Committee are Messrs. Hoffman, Reeder and White.

   The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation strategy and programs of the Company and administers the Company's stock option and stock purchase plans, including the granting of stock options. The Compensation Committee is also responsible for establishing and modifying the compensation of all corporate officers of the Company, recommending adoption of and amendment to all stock option and other employee benefit plans and arrangements, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee met seven times during 1996. The members of the Compensation Committee for 1996 were Stanley F. Alfeld, who resigned as a Director in March 1997, and Messrs. George and Woodward.

   For 1996, the Company also had a standing Nominating Committee which recommended to the Board nominees for director. The Nominating Committee held no meetings in 1996. The members of the Nominating Committee for 1996 were Messrs. Hanover, Alfeld and Reeder.

   The Board of Directors held nine meetings during 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based on a review of the Company's records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied with respect to the Company's most recent fiscal year, except that a Form 4 reporting the grant of a stock option to Mr. Woodward was filed seven days late, a Form 4 reporting the transfer of shares from Mr. Hanover and Mr. Hanover's wife to their children was filed seven days late, and a Form 5 reporting the grant of a stock option to Shiv Tasker was filed 33 days late.


CERTAIN TRANSACTIONS

   Mr. Hoffman, a director of the Company, was the President, a director and a principal shareholder of Eagle Design Automation, Inc. ("Eagle") from September 1994 until February 1997. In January 1995, the Company purchased a 20% equity interest in Eagle for $500,000. In connection with that purchase, the Company entered into an agreement with Eagle whereby the Company licensed certain products from Eagle and Eagle had the right to require the Company to make advance royalty payments of up to $2,000,000. In December 1994, Transitions Three, Limited Partnership purchased a 20% equity interest in Eagle for $500,000. Stanley F. Alfeld, a director of the Company until March 1997, is the President and Chief Executive Officer of TTI Partners, the General Partner of Transitions Three, Limited Partnership. Also, the Company and Transitions Three, Limited

Partnership guaranteed
up to $1,000,000 of debt of Eagle. In February, 1997 the Company exercised its option to purchase all of the capital stock of Eagle. The Company paid a total of $5,788,000 to the shareholders of Eagle for the shares of Eagle capital stock not owned by the Company, of which $1,393,000 was paid to Mr. Hoffman and $1,878,000 was paid to Transitions Three, Limited Partnership. The Company is also required to pay to the prior shareholders of Eagle additional payments based on the sale by the Company of Eagle's products over the three year period beginning after certain sales targets have been met. Such payments will be distributed amongst the prior shareholders of Eagle based on their prior share ownership. No payments are required after that three year period. There are no minimum or maximum payments based on the sale of Eagle's products; however, if current sales projections are met, such additional payments could total approximately $5,500,000.


COMPENSATION OF DIRECTORS

   Outside directors are entitled to participate in the Company's 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan") which provides for automatic grants of non-qualified stock options to members of the Company's Board of Directors who are not employees of the Company. The 1996 Director Plan provides that (i) each then eligible director be granted an option to purchase 10,000 shares of Common Stock on the date of the Company's annual meeting of stockholders each year from 1996 through 2000, and (ii) each person who becomes an eligible director after December 14, 1995 be granted an option to purchase 10,000 shares of Common Stock at the close of business on the date of his or her initial election to the Board of Directors.

   Each director who is not an officer or employee of the Company receives: (a) $10,000 each year, (b) $1,000 for each Board meeting attended in person and $500 for each Committee meeting attended in person and (c) expense reimbursement for attending Board and Committee meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as a director.

   Mr. White does not participate in the 1996 Director Plan nor does he receive cash compensation for his services as a Director, other than expense reimbursement for attending Board and Committee meetings, due to the policies of the Massachusetts Pension Reserves Investment Management Board.

COMPENSATION OF EXECUTIVE OFFICERS

   SUMMARY COMPENSATION TABLE.   The following table sets  forth
certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company for the year ended December 31, 1996 and the two preceding years.


                   SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                           ANNUAL COMPENSATION        AWARDS
                                        -------------------------   ---------
                                                           OTHER
                                                           ANNUAL   SECURITIES
                                                          COMPEN-   UNDERLYING
                                        SALARY    BONUS    SATION    OPTIONS
NAME AND POSITION                YEAR     ($)      ($)     ($)(2)      (#)
-----------------                ----   ------    -----   -------   ----------
Alain J. Hanover (1)             1996   225,000   96,384   13,592     75,000
 Chairman of the Board           1995   214,000   69,980   13,761    100,000
                                 1994   204,000   56,335   13,065    100,000

William J. Herman                1996   200,000   85,675   10,312     75,000
 President and Chief             1995   127,000   44,550   83,033    125,000
 Executive Officer               1994         0        0        0          0

Harold E. Julsen                 1996   180,000   79,357   13,300          0
 Senior V.P. of World-           1995    31,385    8,000   11,338    100,000
 Wide Sales                      1994         0        0        0          0

Richard G. Lucier                1996   165,000   64,220   10,217    140,000
 Group Vice President,           1995   138,000   47,250    9,938     40,000
 Systems                         1994   100,000   29,685    7,967     20,000

Lawrence M. Rubin                1996   170,000   65,909    5,342     40,000
 Group Vice President,           1995   150,000   54,750    3,616     40,000
 Advanced Development            1994   143,000   67,131   29,318     20,000
----------

(1) Mr. Hanover resigned as Chief Executive Officer in January 1997. He will resign as Chairman of the Board when his term as a Director expires in May 1997.
(2) Includes amounts representing the Company's contributions under the Company's tax-qualified and deferred 401(k) savings plan; the taxable portion of group life insurance paid by the Company; automobile allowances provided by the Company; in the case of Mr. Rubin in 1994, $25,000 paid in lieu of vacation; in the case of Mr. Herman in 1995, reimbursement of relocation expenses of $75,185; and, in the case of Mr. Julsen in 1995 and 1996, reimbursement of relocation expenses of $10,000 and $1,380, respectively.

   OPTION GRANT TABLE.   The following table sets forth  certain
information  regarding  options granted  during  the  year  ended
December 31, 1996 by the Company to the executive officers named in the Summary Compensation Table.


                OPTION GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS
               ----------------------------------------
                               % OF
                               TOTAL                      POTENTIAL REALIZABLE
                              OPTIONS                       VALUE AT ASSUMED
                 NUMBER OF  GRANTED TO                   ANNUAL RATES OF STOCK
                SECURITIES  EMPLOYEES  EXERCISE            PRICE APPRECIATION
                UNDERLYING  IN FISCAL  OR BASE  EXPIR-   FOR OPTION TERM($)(2)
                   OPTIONS     YEAR    PRICE    ATION    ---------------------
                 GRANTED(1)    1996    ($/SH)    DATE        5%         10%
                 ----------  --------  -------  -------  ---------   ---------

Alain J. Hanover      75,000   5.3%    10.50   1/25/2003   320,250    747,000
William J. Herman     75,000   5.3%    10.50   1/25/2003   320,250    747,000
Harold E. Julsen           0     0         0           0         0          0
Richard G. Lucier    100,000   7.1%     8.70  10/17/2003   356,000    830,000
                      40,000   2.8%    10.50   1/25/2003   170,800    398,400
Lawrence M. Rubin     40,000   2.8%    10.50   1/25/2003   170,000    398,400
------------

(1) Options vest at the rate of 25% per year beginning on the first anniversary of the grant date, except that Mr. Hanover's option becomes fully vested on December 30, 1999 and no shares are vested prior thereto.
(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted.

     YEAR-END OPTIONS. The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1996 and stock options held as of December 31, 1996 by the executive officers named in the Summary Compensation Table.


    AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                                             NUMBER OF         VALUE OF
                                            SECURITIES        UNEXERCISED
                                            UNDERLYING       IN-THE-MONEY
                                            UNEXERCISED       OPTIONS AT
                                            OPTIONS AT          FISCAL
                                            FISCAL YEAR-       YEAR-END
                                              END(#)           ($)(2)
                       SHARES       VALUE   -------------     -------------
                      ACQUIRED    REALIZED   EXERCISABLE/     EXERCISABLE/
NAME               ON EXERCISE(#)  ($)(1)   UNEXERCISABLE     UNEXERCISABLE
----               --------------  -------  -------------     -------------
Alain J. Hanover       15,000     172,945   307,734/275,000   293,873/128,125
William J. Herman                            46,250/168,750   761,172/294,141
Harold E. Julsen                             25,000/75,000     31,250/93,750
Richard G. Lucier                            31,625/187,625       469/297,500
Lawrence M. Rubin                            77,500/112,500         0/35,000
-----------

(1) Represents the difference between the exercise price and the closing sales price of the Common Stock on the date of exercise.
(2) Value is based on the closing sales price of the Company's Common Stock on December 31, 1996, the last trading day of the Company's 1996 fiscal year ($11.38), less the applicable option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

 OVERVIEW OF VIEWLOGIC'S EXECUTIVE COMPENSATION PROGRAM.

   The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors, which was composed of the three non-employee directors listed below in this report during 1996. The Committee is responsible for establishing and administering the policies which govern both cash compensation and equity ownership. None of these directors has any interlocking or other relationship with the Company which would call into question his independence as a Committee member.

   The Company's executive compensation program reflects input from the Company's Vice President of Human Resources, the
President and the Chief Executive Officer. The Compensation Committee reviews their proposals concerning executive compensation and makes a final determination concerning the scope and nature of compensation arrangements. The actions of the Compensation Committee are reported to the Company's entire Board of Directors.

 ELEMENTS OF EXECUTIVE COMPENSATION.

   Compensation paid to executive officers is composed of salary, cash bonuses for the achievement of corporate and personal objectives, and long-term incentive opportunities in the form of stock options; as well as various benefit programs, such as medical insurance and 401(k) savings plan, available to employees generally.

 OBJECTIVES OF COMPENSATION.

   In general terms, the executive compensation program is intended to achieve the following goals:

     To   motivate  executives  to  achieve  strategic   business
     objectives and reward them for that achievement.

     To align the interests of executives with the long-term interests of stockholders through assurance that bonus and stock option programs reward revenue, profitability, and enhancement in shareholder value.

     To provide compensation opportunities which are competitive with those offered by other leading companies in the industry, allowing the Company to attract and retain executives at a level required to maintain a competitive position in the Company's marketplace.

     To increase profitability of the Company and, accordingly, increase stockholder value.

   In balancing the foregoing considerations, the Committee has consistently sought to emphasize those components which would align the interests of management with those of the stockholders. It therefore maintains base compensation at a level which is consistent with prevailing salary levels for comparable companies, while providing a significant bonus package to supplement base salaries if corporate goals are met.

 BASE SALARY.

   The Committee's goal is to assure a base salary sufficient to attract and retain key executives and to balance that goal with bonus and long-term incentives which assure that a significant portion of annual compensation is dependent upon the financial performance of the Company. In furtherance of that goal and based on a review of competitive salary information, the Committee set executive officer base salaries for 1996 to be comparable with corresponding positions at other companies and to reflect changes in individual circumstances and increased responsibilities of certain senior executives.

 BONUS.

   The Company's 1996 bonus plan provided for bonuses to be paid to each eligible executive officer as a percentage of their base salary and on the basis of the achievement of certain individual and corporate financial goals. A portion of the bonus could be earned through annual goals identified for each individual executive, which were formulated by the Company's CEO, President and the Committee (or, in the case of the CEO and President, the Committee) to further specific strategic goals of the Company, including maintaining expense levels at or below budgetary limits. The balance of the bonus could be earned through achievement of quarterly and annual revenue, bookings and income goals. The bonuses actually earned by each individual reflected the achievement of their personal goals, and was offset by the bonus payments foregone because of the Company's failure to achieve corporate revenue, income and booking goals set for the third quarter of 1996 and the year as a whole.

 LONG-TERM INCENTIVES.

   The Company provides long-term incentives for its executive officers through the periodic grant of stock options. The Company believes that these option grants reflect competitive compensation practices. Stock options are also, in the judgment of the Compensation Committee, an important incentive for executives to remain with the Company and to align the interests of management with those of stockholders. Stock options for executive officers are granted without any discount in exercise price, which is fixed at market value, and generally with a vesting schedule of four years.

   The  Committee  generally considers the grant  of  options  to executive officers on an annual basis, in order to permit the regular evaluation of management equity participation and to
monitor   the   corresponding  impact  on  equity   dilution   to
stockholders.

 BENEFITS.

   The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's Employee Stock
Purchase Plan, which is available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

  The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for 1996.

 SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER.

   In 1996, the Company's Chief Executive Officer, Alain J. Hanover, received salary and bonus compensation of $321,384, including base salary of $225,000 and bonus compensation of $96,384. Bonus compensation was 54% of Mr. Hanover's maximum bonus target of $180,000 (80% of base salary). Mr. Hanover's bonus compensation for 1996 reflected the achievement of certain personal goals established for Mr. Hanover, and was offset by the bonus payments foregone because of the Company's failure to achieve corporate revenue, income and booking goals set for the third quarter of 1996 and the year as a whole.

 COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).

   Section 162(m) of the Internal Revenue Code, enacted in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief
Executive   Officer  and  four  other
most  highly   compensated
executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure stock option grants to its executive officers to comply with the statute to mitigate any disallowance of deductions and, in any event, does not expect Section 162(m) to apply to the compensation paid by the Company to its executive officers.


                                 COMPENSATION COMMITTEE

                                 Stanley F. Alfeld
                                 Gregory T. George
                                 Allyn C. Woodward, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee for 1996 were Stanley
F. Alfeld, Gregory T. George and Allyn C. Woodward, Jr.. No member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), except as otherwise set forth herein. With respect to certain relationships between the Company and Mr. Alfeld, see "Certain Transactions".

   Since January 1995, an executive officer of the Company has served on the Board of Directors and the Compensation Committee of Eagle Design Automation, Inc.. Currently, Shiv Tasker, the Company's Senior Vice President of Corporate Marketing serves in that capacity. Gordon Hoffman, a director of the Company, was the President, a director and a principal shareholder of Eagle from September 1994 until February 1997. No other executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of, or member of the Compensation Committee of, the Company. With respect to certain relationships between the Company and Mr. Hoffman, see "Certain Transactions".

COMPARATIVE STOCK PERFORMANCE

   The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from December 31, 1991 through the year ended December 31, 1996 with the cumulative total return on (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a peer group consisting of seven electronic design automation companies for the same period (the "EDA Peer Group") (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the EDA Peer Group on December 31, 1991 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's fiscal years ended December 31, 1991, 1992, 1993, 1994, 1995 and 1996. The EDA Peer Group consists of Cadence Design Systems, Inc., Mentor Graphics Corporation, Zycad Corporation, Avant Corporation, IKOS Systems, Inc., Quickturn Design Systems, Inc. and Synopsys, Inc. Synopsys, Inc. became a public company in 1992, Quickturn Design Systems, Inc. became a public company in 1993 and Avant Corporation became a public company in 1995. Based on changes in the industry, the Company believes that the companies listed above constitute a more representative peer group than the companies used in prior years.

  Line graph depicting the following information:

           COMPARISON OF CUMULATIVE STOCK PERFORMANCE
          THE NASDAQ COMPOSITE INDEX AND EDA PEER GROUP
                   VS VIEWLOGIC SYSTEMS, INC.
                  DECEMBER 1991 - DECEMBER 1996

                    12/31/91  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
                    --------  --------  --------  --------  --------  --------
Viewlogic Systems,     100      93.590   116.667    94.872    51.282    58.333
 Inc.
Nasdaq Composite       100     116.378   133.595   130.586   184.675   227.158
 Index
EDA Peer Group         100      86.826    84.954   102.246   184.648   218.077

     Source: CRSP University of Chicago

    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject  to  ratification by the stockholders,  the  Board  of
Directors, on the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche as the Company's independent public accountants for the current year. Deloitte & Touche has served as the Company's independent public accountants since 1985.

  Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

   If the stockholders do not ratify the selection of Deloitte  &
Touche as the Company's independent public accountants, the selection of such accountants will be reconsidered by the Audit
Committee and the Board of Directors.


                          OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company may, if it deems it appropriate, use the services of a professional proxy solicitor. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998
ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlboro, Massachusetts not later than December 9, 1997 for inclusion in the proxy statement for that meeting.

                                 By Order of the Board of Directors,

                                 Peter T. Johnson, SECRETARY

April 7, 1997

   THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

 X  PLEASE MARK VOTES AS IN THIS EXAMPLE
---

------------------------
VIEWLOGIC SYSTEMS, INC.
------------------------

RECORD DATE SHARES:

                                                           With-  For All
                                                     For    hold   Except
1. To elect the following two Class I Directors:

                       WILLIAM J. HERMAN
                     ALLYN C. WOODWARD, JR.
                                                     ---     ---     ---

   To withhold your vote from any particular nominee, mark the "For All
   Except" box and strike a line though that nominee's name. Your shares will be voted for the remaining nominee.
                                                     For  Against  Abstain
2. To ratify the selection of Deloitte & Touche as
   the Company's independent accountants for 1997.
                                                     ---     ---     ---
3. To transact such other business as may properly
   come before the meeting or at any adjournment
   thereof.                                          ---     ---     ---

   Mark box at right if an address change has been noted
   on the reverse side of this card.                               ---


Please be sure to sign and date this Proxy.          Date
                                                          ---------------

---------------------------          ---------------------------
Stockholder sign here                Co-owner sign here

DETACH CARD                                                     DETACH CARD


                     VIEWLOGIC SYSTEMS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 13, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Viewlogic Systems, Inc.

                     VIEWLOGIC SYSTEMS, INC.
          PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 13, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) as proxies Ronald R. Benanto and Peter T. Johnson, and each of them, with full power of substitution, as proxies to represent and to vote as designated herein, all shares of stock of Viewlogic Systems, Inc. (the "Company") which the undersigned would be entitled to vote if present at the 1997 Annual Meeting of the Stockholders of the Company to be held at Hale & Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, on Tuesday, May 13, 1997 at 10:00 a.m., local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.

   ---------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                  IN THE ENCLOSED ENVELOPE.
   ---------------------------------------------------------

  NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. For partnership, please sign in partnership name by authorized person.
  ----------------------------------------------------------

HAS YOUR ADDRESS CHANGED?
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                                18